CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in this Registration Statement of the Causeway Global Value Fund, a series of Causeway Capital Management Trust.


/s/ PricewaterhouseCoopers LLP

Los Angeles, CA
April 25, 2008